Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

of

New Relic, Inc.

A Delaware Corporation

Table of Contents

1	Offices	1

2	Stockholders	1

3	Directors	5

4	Committees	7

5	General Provisions Relating to Meetings	8

6	Officers	9

7	Certificates and Shareholders	10

8	Indemnification of Directors, Officers, Employees and Agents	11

9	Miscellaneous Provisions	14

10	Emergency Bylaws	16

AMENDED AND RESTATED

BYLAWS

of

New Relic, Inc.

A Delaware Corporation

Preamble

The bylaws of the Company (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware as it may be amended from time to time (as so amended from time to time, “Delaware General Corporation Law”) and the certificate of incorporation of Crewline Merger Sub, Inc. a Delaware corporation (“Company”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Company (“Certificate of Incorporation”), such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

1	Offices

1.1

Registered Office and Agent. The registered office and registered agent of the Company will be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware.

1.2

Other Offices. The Company may also have offices elsewhere, both within and without the State of Delaware, as the board of directors of the Company (“Board of Directors”) may from time to time determine or as the business of the Company may require.

2	Stockholders

2.1

Annual Meeting. Unless members of the Board of Directors are elected by written consent in lieu of an annual meeting pursuant to Section 211(b) of the Delaware General Corporation Law, an annual meeting of stockholders of the Company (“Stockholders”) will be held each calendar year on the date and at the time and place (if any) as designated from time to time by the Board of Directors and stated in the notice of the meeting. If the date chosen for the meeting is a legal holiday, then the meeting will be held on the following business day, at the time specified in the notice. At such meeting, the Stockholders will elect directors and transact such other business as may properly be brought before the meeting.

2.2

Special Meeting. A special meeting of the Stockholders may be called at any time by the chairman of the board of the Company (“Chairman of the Board”) or a majority of the members of the Board of Directors, and shall be called by an officer of the Company upon the request, delivered to the Chairman of the Board, of the Stockholders holding not less than ten percent of the voting power all shares entitled to vote at such meeting (assuming the record date for determining Stockholders entities to vote at such meeting was the date the request to call such meeting was delivered to the Chairman of the Board as required herein). The date, time and place (if any) of the special meeting are to be designated by the person(s) calling the meeting (which, for any meeting requested by Stockholders pursuant to the preceding sentence, shall be the officer calling the meeting) and must be stated in the notice of the special meeting; provided that only the Board of Directors shall have the authority to determine that a special meeting of Stockholders shall be held by means of remote communication. Only the business stated or indicated in the notice of the special meeting may be conducted at the special meeting; provided, that the Board of Directors may include in the notice of a meeting requested by Stockholders pursuant to this Section any additional business the Board of Directors determines to be appropriate.

2.3

Place of Meetings. Meetings of Stockholders will be held at the principal office of the Company unless (i) another place, within or outside the state of Delaware, is designated for meetings in the manner provided in Sections 2.1 and 2.2 or (ii) the Board of Directors determines that the meeting is to be held solely by means of remote communication.

2.4

Notice. Except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation) notice, given in accordance with Section 5.1, stating the place (if any), day and time of each meeting of the Stockholders, the means of remote communications (if any) by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for determining Stockholders entitled to notice of the meeting), and, in case of a special meeting, the purpose(s) for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, by or at the direction of the officer or person(s) calling the meeting, to each Stockholder of record entitled to vote at the meeting.

When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable Stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with the first paragraph of this Section 2.4; provided, however, that if the adjournment is for more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each Stockholder in conformity herewith. If after the adjournment a new record date for Stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5

Voting List. The Company shall prepare, no later than the tenth day before each meeting of Stockholders, a complete list of Stockholders entitled to vote at the meeting; provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the Stockholders entitled to vote as of the tenth day before the meeting date arranged in alphabetical order, with the address of each Stockholder and number of shares registered in the name of each Stockholder. Nothing contained in this Section 2.5 shall require the Company to include electronic mail addresses or other electronic contact information on such list. For a period of ten (10) days ending on the day before the meeting date, the list will be open to examination by any Stockholder in the manner provided by law.

2.6

Voting of Shares. Shares of the Company’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (i) the Company; (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company; or (iii) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Company or if such other entity is otherwise controlled, director or indirectly, by the Company. Nothing in this section is to be construed as limiting the right of the Company to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. All persons holding Company stock in a fiduciary capacity are entitled to vote the shares so held. Stockholders whose stock is pledged are entitled to vote, unless in the transfer by the pledgor on the books of the Company, such Stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee’s proxy, may represent such stock and vote thereon.

2.7

Quorum. The holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote at a meeting, present in person or by proxy, will constitute a quorum at any meeting of Stockholders, except as otherwise required by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present, in person or by proxy, at any meeting of Stockholders, the Stockholders entitled to vote at the meeting and who are present, in person or by proxy, or the chairman of the meeting may adjourn the meeting. If no Stockholder entitled to vote is present, any officer of the Company may adjourn the meeting without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present, in person or by proxy.

2.8

Required Vote; Withdrawal of Quorum. At a Stockholders meeting at which a quorum is present, directors of the Company are to be elected by a plurality of the votes cast and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. The Stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

2.9

Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share is entitled to one vote on each matter submitted to a vote at a Stockholders meeting. Elections of directors need not be by written ballot. At any Stockholders meeting, every Stockholder having the right to vote may do so either in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, or any other means permitted by law. No proxy will be valid after three years from its date, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy will be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy will be revocable unless it expressly provides that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power or is otherwise made irrevocable by law.

The Company may, and to the extent required by law, shall, in advance of any meeting of Stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots at a meeting at which an inspector is designated shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

2.10	Record Date.

(a)

Meetings of Stockholders. In order that the Company may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date may not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.10 at the adjourned meeting;

(b)

Action Without a Meeting. In order that the Company may determine the Stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which date may not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by law, will be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with Section 228(d) of the Delaware General Corporation Law; provided that the Company shall not be required to designate an information processing system for the receipt of consents from Stockholders. If no record date has been fixed by the Board of Directors, and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and

(c)

Dividends, Distributions, Other Actions. In order for the Company to determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date may not be more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose will be at the close of business on the day of which the Board of Directors adopts the resolution relating thereto.

2.11

Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, any officer of the Company or some person(s) appointed at the meeting will preside at all meetings of Stockholders. Such officer or person will keep records of each meeting of Stockholders. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order, and shall have the authority to adjourn any meeting of stockholders. The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at the meeting shall be announced at the meeting.

2.12

Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, by law, the Certificate of Incorporation or these Bylaws, at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent(s), setting forth the action taken, is signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, provided that such consent is executed and delivered in accordance with Section 228 of the Delaware General Corporation Law; provided that the Company shall not be required to designate an information processing system for the receipt of consents from Stockholders. No consent shall be effective to take the corporate action referred to therein unless consents signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action are delivered to the Company in the manner required by Section 228 of the Delaware General Corporation Law within 60 days of the first date on which a consent is so delivered to the Company. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), occurring not later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Company. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

3	Directors

3.1

Management. The business and affairs of the Company will be managed by and under the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may exercise all the powers of the Company.

3.2

Number; Election; Term; Qualification. The number of directors which constitutes the entire Board of Directors may not be less than one. The first Board of Directors will consist of the number of directors named in the Certificate of Incorporation or, if no directors are so named, will consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu of the organizational meeting. Thereafter, within the limits above specified, the number of directors which constitutes the entire Board of Directors will be determined by resolution of the Board of Directors or by resolution of the Stockholders at the annual meeting or at a special meeting called for that purpose. Except as otherwise required or permitted by law, the Certificate of Incorporation or these Bylaws, the directors will be elected at an annual meeting of Stockholders at which a quorum is present and in accordance with the provisions for election of directors set forth in Section 2.8, supra. Each director chosen in this manner will hold office until the first annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. No director need be a Stockholder of the Company or a Delaware resident.

3.3

Change in Number. A decrease in the number of directors constituting the entire Board of Directors will not have the effect of shortening the term of any incumbent director. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.

3.4

Removal and Resignation. At any meeting of Stockholders or, whenever permitted by law and the Certificate of Incorporation, without a meeting by their consents thereto, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote on the election of directors.

Any director may resign at any time. The resignations may be in writing or by electronic transmission and will take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, or an officer. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.

3.5

Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen will hold office until the first annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder(s) holding at least 10% of the voting power of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation(s) become effective, and each director so chosen will hold office as provided in these Bylaws with respect to the filling of other vacancies.

3.6

Place of Meetings. The Board of Directors may hold its meetings and may have an office(s) in such place(s), within or outside the State of Delaware, as the Board of Directors may from time to time determine or as is specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.7

First Meeting. Each newly elected Board of Directors may hold its first meeting, if a quorum is present, immediately after and at the same place as the annual meeting of Stockholders. Notice of such meeting is not necessary.

3.8

Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as designated from time to time by resolution of the Board of Directors and communicated to all directors.

3.9

Special Meetings; Notice. Special meetings of the Board of Directors will be held whenever called by any director or officer. Notice of the place, date, and time of such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting of directors.

3.10

Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the total number of directors fixed in the manner provided in these Bylaws will constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present or any director solely present may adjourn the meeting, without further notice other than an announcement at the meeting until a quorum is present. Except as herein provided or required by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is in attendance. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock will have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors will refer to a majority or other proportion of the votes of such directors.

3.11

Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine. The Chairman of the Board, if any, and, if none or if the Chairman of the Board is absent or otherwise unable to act, a chairman is to be chosen by the Board of Directors from among the directors present. An officer is to act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The regular minutes of the proceedings must be placed in the minute book of the Company.

3.12

Compensation. The Board of Directors has the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors, as such, for their services as directors or as members of any committee or the Board of Directors, for their attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, however, that nothing contained herein be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

3.13

Action Without a Meeting. Action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

4	Committees

4.1	Designation. The Board of Directors may designate one or more committees.

4.2

Number; Qualification; Term. Each committee will consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each alternate committee member is absent or disqualified, the member(s) of the committee present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The number of committee members may be increased or decreased by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director, or (c) his removal as a committee member or as a director.

4.3

Authority. Each committee, to the extent provided in the resolution establishing such committee, will have and may exercise all of the lawfully delegable authority of the Board of Directors in the management of the business and property of the Company.

4.4	Committee Changes. The Board of Directors will have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5	Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated by the committee and communicated to all its members.

4.6

Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting must cause notice of such special meeting, including the date, time and place of such special meeting, to be given to each committee member by whom it is not waived, by mailing written notice not less than five days before the meeting or by causing notice by facsimile or electronic transmission to be given not less than 24 hours before the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of the special meeting.

4.7

Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors will constitute a quorum for the transaction of business, unless the committee consists of one or two members, in which event one member shall constitute a quorum. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting, without notice, other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance will be the act of the committee, unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of such committee, in the same paper or electronic form as the minutes are maintained.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.

5	General Provisions Relating to Meetings

5.1

Notice. Whenever by law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Stockholder and no provision is made as to how such notice must be given, any such notice shall be deemed given:

(i)	if mailed, when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s mailing address as it appears on the records of the Company;

(ii)	if delivered by courier service, the earlier of when received or left at such Stockholder’s mailing address (as it appears on the records of the Company); and

(iii)

if given by electronic mail (as defined in Section 232(d)(2) of the Delaware General Corporation Law), when directed to such Stockholder’s electronic mail address (as defined in Section 232(d)(2) of the Delaware General Corporation Law) unless the Stockholder has notified the Company in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the Delaware General Corporation Law.

Without limited the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders may be given by another form of electronic transmission in the manner provided in Section 232(b) of the Delaware General Corporation Law, and such notice shall be deemed given as provided in Section 232(c) of the Delaware General Corporation Law.

5.2

Waiver of Notice. Whenever by law, the Certificate of Incorporation or these Bylaws, any notice is required to be given to any Stockholder, director or committee member, a waiver thereof in writing signed by the person(s) entitled to such notice or waiver by electronic transmission by such person, whether before or after the time notice should have been given, will be equivalent to the giving of such notice. Neither the business nor the purpose of any meeting need be specified in such waiver. Attendance of a Stockholder, director or committee member at a meeting will constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.3

Telephone and Similar Meetings. Directors or committee members may participate in meetings and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6	Officers

6.1

Number; Titles; Election; Term of Office. The Board of Directors may, from time to time, designate one or more persons to be officers of the Company. Any officer so designated shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them. The Board of Directors may assign titles to officers, but is not required to do so. Unless the Board of Directors decides otherwise, any title assigned to an officer that is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, as amended, the assignment of such title shall constitute the delegation to such officer of authority and duties that are normally associated with that office. Unless otherwise specified by these Bylaws or by resolution of the Board of Directors, at the first meeting of the Board of Directors after each annual meeting of Stockholders at which a quorum is present, the Board of Directors may elect the officers. Each officer will hold office until his successor has been duly elected and qualified, until his death or until he resigns or has been removed in the manner provided here. Any two or more offices may be held by the same person. None of the officers need be a Stockholder or Company director.

6.2

Removal and Resignation. Each officer’s term of office shall automatically terminate upon the earlier of (i) the date upon which his or her successor shall be duly designated and qualified, (ii) his or her death, disability or resignation or removal in the manner hereinafter provided or (iii) the date upon which such officer ceases, for any reason, to be employed by any entity controlled by TPG Inc. (or a successor thereto). Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time, by the Board of Directors but such removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights. An officer may resign at any time upon written notice to the Company. The acceptance of a resignation will not be necessary to make it effective unless so provided in the resignation.

6.3	Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board of Directors.

6.4

Authority. Without regard to the general delegation to the officers as set forth above, to the extent permitted by applicable law, each officer (without regard to their applicable title) acting alone, shall have the power, and is hereby authorized, to (i) enter into, execute and deliver any and all agreements or other instruments (“Instruments”) as such officer shall determine to be necessary or appropriate to be executed by the Company in connection with the Company’s business and affairs and to make such changes or modifications to any Instruments as such officer deems necessary or appropriate from time to time; (ii) execute and deliver any other agreements, certificates, undertakings or other instruments contemplated by the foregoing or otherwise deemed necessary or appropriate by such officer in connection with the transactions contemplated by any Instruments; (iii) file all such applications, notices, certificates, documents and other instruments as shall appear to such officer to be necessary or appropriate with any federal, state, local or foreign governmental authorities in connection with the transactions contemplated by any Instruments, and to seek such approval from and give such notices to, any private persons or entities as are necessary or appropriate, or are reasonably deemed necessary or appropriate by such officer, to consummate the transactions contemplated by any Instruments; and (iv) to take any and all other actions as such officer may approve as being necessary or appropriate to carry out and effectuate the transactions contemplated by any Instruments. In each case, the execution and delivery of such agreements or other documents, or the taking of such actions, shall be conclusive evidence of such officer’s approval thereof, or any necessary determination with respect thereto, and no further approval by the Company shall be required. Officers will have the authority and perform such duties in the management of the Company as provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.5

Compensation. The compensation, if any, of officers and agents will be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may by resolution delegate to any one or more officers the authority to fix such compensation.

6.6	Chairman of the Board. The Chairman of the Board, if one is elected by the Board of Directors, will have those powers and duties as prescribed by the Board of Directors.

7	Certificates and Stockholders

7.1

Certificates for Shares. Unless otherwise provided by the Board of Directors, shares of stock of the Company shall be uncertificated. Certificates for shares of stock of the Company, if any, will be in the form approved by the Board of Directors. The certificates must be signed by two authorized officers. Any and all signatures on the certificates may be a facsimile and may be sealed with the Company seal or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Company with the same effect as if he or she were an officer, transfer agent or registrar at the date of issue.

7.2

Consideration for Shares. The consideration for subscriptions to, or the purchase of shares of capital stock to be issued by the Company, must be paid in the form and in the manner that the Board of Directors determines. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration will be conclusive.

7.3

Replacement of Lost or Destroyed Certificates. The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate of stock or uncertificated shares.

7.4

Transfer of Shares. Transfers of stock shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer shares of the stock of the Company. Except where a certificate is issued in accordance with Section 7.3 of these Bylaws, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

7.5

Registered Stockholders. The Company will be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to such share(s) on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

7.6

Regulations. The Board of Directors will have the power and authority to make all rules and regulations as they deem expedient concerning the issue, transfer, registration or the replacement of certificates for shares of Company stock.

7.7

Legends. The Board of Directors will have the power and authority to provide that certificates representing shares of stock bear those legends that the Board of Directors deems appropriate to assure that the Company complies with applicable federal and state securities laws or other laws.

8	Indemnification of Directors, Officers, Employees and Agents

8.1

Directors and Executive Officers. The Company shall indemnify its directors and executive officers (for the purposes of this Article 8, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Company shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 8.4.

8.2

Other Officers, Employees and Other Agents. The Company shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (except executive officers) as the Board of Directors shall determine.

8.3

Expenses. The Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.5, no advance shall be made by the Company to an executive officer of the Company (except by reason of the fact that such executive officer is or was a director of the Company, in which event this sentence shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

8.4

Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article 8 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Company and the director or executive officer. Any right to indemnification or advances granted by this Article 8 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Company shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or any other applicable law for the Company to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Company (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Company) for advances, the Company shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or any other applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article 8 or otherwise shall be on the Company.

8.5

Nonexclusivity of Rights. The rights conferred on any person by this Article 8 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

8.6

Survival of Rights. The rights conferred on any person by this Article 8 shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.7

Insurance. To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law, the Company, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article 8.

8.8

Amendments. Any repeal or modification of this Article 8 shall only be prospective and shall not affect the rights under these Bylaws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Company.

8.9

Saving Clause. If this Article 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this article that shall not have been invalidated, or by any other applicable law. If this article shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Company shall indemnify each director and executive officer to the full extent under any other applicable law.

8.10	Certain Definitions. For the purposes of this Article 8, the following definitions shall apply:

(a)

The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)

The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)

The term the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)

References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Company shall include, without limitation, situations where such person is serving at the request of the Company as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this article.

9	Miscellaneous Provisions

9.1

Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation and applicable statutes, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock.

9.2

Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends the sum(s) that the directors, in their absolute discretion, think proper as a reserve(s) to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company or for such other purpose as the directors may find conducive to the interests of the Company, and the directors may modify or abolish any reserve in the manner in which it was created.

9.3

Books and Records. The Company must keep correct and complete books and records of account and must keep minutes of the proceedings of its Stockholders and Board of Directors. The Company must keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of the original issuance of shares by the Company and a record of each transfer of those shares that have been presented to the Company for registration of transfer, giving the names and addresses of all past and current Stockholders and the number and class of the shares held by each.

9.4

Fiscal Year. The fiscal year of the Company will be fixed by the Board of Directors; provided, however, that if the fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year will be the calendar year.

9.5	Seal. The seal of the Company will be in the form approved from time to time by the Board of Directors.

9.6

Securities of Other Entities. Any officer designated by the Board of Directors will have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

9.7

Invalid Provisions. To the extent that any provision of these Bylaws (including without limitation any provision of this paragraph) is found to be invalid or unenforceable: (1) such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of these Bylaws;

(2)    such provision found to be invalid shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent manifested by such provision; and

(3)    to the fullest extent possible, the provisions of these Bylaws shall be construed to as to give effect to the intent manifested thereby.

9.8

Attestation by a Secretary. With respect to any deed, deed of trust, mortgage or other instrument executed by the Company through its duly authorized officer(s), the attestation to such execution by a Secretary will not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

9.9

Headings; Table of Contents. The headings and table of contents used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.

9.10	References. In these Bylaws, whenever the singular number is used, the same includes the plural where appropriate and words of any gender include each other gender where appropriate.

9.11	Amendments. These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

9.12

Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof.

9.13

Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Company shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

9.14

Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

10	Emergency Bylaws

10.1

Emergency Bylaws. The provisions of this Section 10.1 shall be operative during any emergency condition as contemplated by Section 110 of the Delaware General Corporation Law, notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law. In the event of any such emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any such emergency condition, the Company and its directors and officers, may exercise any authority and take any action or measure that is contemplated by Section 110 of the Delaware General Corporation Law.